EXHIBIT 99.1
           NEWS RELEASE
J. PHILIP DINAPOLI
RESIGNS FROM COMERICA INCORPORATED
BOARD OF DIRECTORS
DETROIT/August 28, 2006 – J. Philip DiNapoli, president, J.P. DiNapoli Companies, Inc., announced his resignation from the Comerica Incorporated Board of Directors, effective August 26, 2006.
“J. Philip DiNapoli has been a director of Comerica since 1991. We appreciate Phil’s service to the company. Under his tenure, the company experienced growth and expanded into the Western Market. We wish him only the best,” said Ralph W. Babb Jr., chairman and chief executive officer, Comerica Incorporated.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, and Canada and Mexico. Comerica reported total assets of $57.1 billion at June 30, 2006. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

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